                                                                  Exhibit 99.2

Consolidated Financial Statements and Report of
Independent Registered Public Accounting Firm
WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES
December 31, 2003 and 2002

                                                                               .
                                                                               .
                                                                               .

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

Contents
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                   3

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheets                                         4-5

     Consolidated Statements of Income                                    6

     Consolidated Statements of Stockholders' Equity                      7

     Consolidated Statements of Cash Flows                                8

     Notes to Consolidated Financial Statements                         9-21

                                                           [GRANT THORNTON LOGO]


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Wirthlin Worldwide, Inc., and Subsidiaries

We have audited the accompanying consolidated balance sheets of Wirthlin Worldwide, Inc., and Subsidiaries (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wirthlin Worldwide, Inc., and Subsidiaries as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                      GRANT THORNTON LLP

Vienna, Virginia
May 5, 2004 (except for Note M, as to which the date is September 9, 2004)

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

Consolidated Balance Sheets

December 31,                                                2003            2002
                                                            ----            ----
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                               $  9,444,898    $  7,915,120
  Short-term investments                                       511,132         404,961
  Trade accounts receivable, net of allowance for
    doubtful accounts of $100,000 and $159,984,
    respectively                                             9,574,996       8,346,111
  Costs and estimated earnings in excess of billings on
    work in process                                          2,061,947       2,567,994
  Prepaid expenses and other current assets                    621,252         553,025
                                                          ------------    ------------

TOTAL CURRENT ASSETS                                        22,214,225      19,787,211

PROPERTY AND EQUIPMENT
  Furniture and equipment                                    6,718,864       6,294,203
  Land and building                                            704,125         704,125
  Leasehold improvements                                       609,471         576,418
                                                          ------------    ------------

                                                             8,032,460       7,574,746
  Less: Accumulated depreciation and amortization           (5,833,683)     (5,212,047)
                                                          ------------    ------------

NET PROPERTY AND EQUIPMENT                                   2,198,777       2,362,699
                                                          ------------    ------------

INTANGIBLES, net of amortization                               829,948       2,073,867

GOODWILL                                                     3,277,131       3,277,131

OTHER ASSETS                                                   194,180         241,747
                                                          ------------    ------------

TOTAL ASSETS                                              $ 28,714,261    $ 27,742,655
                                                          ------------    ------------

        The accompanying notes are an integral part of these statements.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31,                                               2003            2002
                                                           ----            ----
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                                     $  1,538,704    $  1,282,404
  Accrued liabilities                                     5,536,401       4,696,214
  Dividends payable                                         763,001         761,419
  Billings in excess of costs and estimated earnings
    on work in process                                    4,299,144       3,305,230
  Notes payable, current portion                            977,392       1,425,636
  Income taxes payable                                       20,037         192,022
  Deferred state and foreign taxes                           71,078         106,045
                                                       ------------    ------------

TOTAL CURRENT LIABILITIES                                13,205,757      11,768,970

NOTE PAYABLE, net of current portion                      1,733,333       2,693,221
                                                       ------------    ------------

TOTAL LIABILITIES                                        14,939,090      14,462,191
                                                       ------------    ------------

MINORITY INTEREST                                           499,897         610,397

STOCKHOLDERS' EQUITY

  Common stock, $1 par value; 2,000,000 shares
    authorized; 426,141 and 377,641 shares issued and
    outstanding in 2003 and 2002, respectively              426,141         377,641
  Additional paid-in capital                              4,717,771       1,718,531
  Notes receivable-stockholders                          (3,103,184)        (55,444)
  Accumulated other comprehensive income (loss)            (508,993)       (427,753)
  Retained earnings                                      11,743,539      11,057,092
                                                       ------------    ------------

TOTAL STOCKHOLDERS' EQUITY                               13,275,274      12,670,067
                                                       ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 28,714,261    $ 27,742,655
                                                       ------------    ------------

        The accompanying notes are an integral part of these statements.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

Consolidated Statements of Income

Year ended December 31,                               2003            2002
                                                      ----            ----
REVENUE                                           $ 51,983,837    $ 54,167,732

DIRECT COSTS                                        23,816,840      25,935,863
                                                  ------------    ------------

GROSS MARGIN                                        28,166,997      28,231,869

INDIRECT COSTS                                      25,133,000      26,073,480
                                                  ------------    ------------

OPERATING INCOME                                     3,033,997       2,158,389

MISCELLANEOUS INCOME (EXPENSE)
  Interest and investment income                       110,756          91,183
  Interest expense                                    (185,263)       (272,312)
  Foreign currency translation gain                    409,790         583,426
  Other                                                161,490          (5,194)
                                                  ------------    ------------

INCOME BEFORE PROVISION FOR STATE INCOME TAXES,
  INTERNATIONAL TAXES AND MINORITY INTEREST          3,530,770       2,555,492

PROVISION FOR STATE INCOME TAXES AND
  INTERNATIONAL TAXES                                   54,395         214,501

MINORITY INTEREST IN NET LOSS OF SUBSIDIARY            110,500         106,826
                                                  ------------    ------------

NET INCOME                                        $  3,586,875    $  2,447,817
                                                  ------------    ------------

        The accompanying notes are an integral part of these statements.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2003 and 2002

                                                         COMMON STOCK        ADDITIONAL         NOTES
                                                    --------------------       PAID-IN       RECEIVABLE-     RETAINED
                                                    SHARES        AMOUNT       CAPITAL      STOCKHOLDERS     EARNINGS
                                                    ------        ------       -------      ------------     --------
BALANCE, DECEMBER 31, 2001                           383,379    $ 383,379    $ 2,072,393    $   (411,467)  $  10,071,917
   Payment on notes receivable-stockholders               --           --             --          35,027              --
   Repurchase of stock in exchange for
     notes receivable                                 (5,122)      (5,122)      (315,874)        320,996              --
   Redemption of common stock                           (616)        (616)       (37,988)             --              --
   Dividends declared                                     --           --             --              --      (1,462,642)
   Comprehensive income (loss):
     Net income                                           --           --             --              --       2,447,817
     Other comprehensive income (loss):
       Foreign currency translation adjustment            --           --             --              --              --
       Unrealized gain (loss) on investments              --           --             --              --              --
       Fair value adjustment on interest rate
         swap agreement                                   --           --             --              --              --
     Other comprehensive income (loss)

   Comprehensive income
                                                     -------    ---------    -----------    ------------   -------------

BALANCE, DECEMBER 31, 2002                           377,641      377,641      1,718,531         (55,444)     11,057,092
   Issuance of stock in exchange for
     notes receivable                                 48,500       48,500      2,999,240      (3,047,740)             --
   Dividends declared                                     --           --             --              --      (2,900,428)
   Comprehensive income (loss):
     Net income                                           --           --             --              --       3,586,875
     Other comprehensive income (loss):
       Foreign currency translation adjustment            --           --             --              --              --
       Unrealized gain (loss) on investments              --           --             --              --              --
       Fair value adjustment on interest rate
         swap agreement                                   --           --             --              --              --

     Other comprehensive income (loss)

   Comprehensive income

                                                     -------    ---------    -----------    ------------   -------------
BALANCE, DECEMBER 31, 2003                           426,141    $ 426,141    $ 4,717,771    $ (3,103,184)  $  11,743,539
                                                     -------    ---------    -----------    ------------   -------------

                                                  ACCUMULATED
                                                     OTHER
                                                 COMPREHENSIVE
                                                 INCOME (LOSS)        TOTAL
                                                 -------------        -----
BALANCE, DECEMBER 31, 2001                       $    120,142     $ 12,236,364
   Payment on notes receivable-stockholders                --           35,027
   Repurchase of stock in exchange for
     notes receivable                                      --               --
   Redemption of common stock                              --          (38,604)
   Dividends declared                                      --       (1,462,642)
   Comprehensive income (loss):
     Net income                                            --        2,447,817
     Other comprehensive income (loss):
       Foreign currency translation adjustment       (223,773)        (223,773)
       Unrealized gain (loss) on investments         (162,166)        (162,166)
       Fair value adjustment on interest rate
         swap agreement                              (161,956)        (161,956)
                                                                  ------------
     Other comprehensive income (loss)                                (547,895)
                                                                  ------------
   Comprehensive income                                              1,899,922
                                                 ------------     ------------

BALANCE, DECEMBER 31, 2002                           (427,753)      12,670,067
   Issuance of stock in exchange for
     notes receivable                                      --               --
   Dividends declared                                      --       (2,900,428)
   Comprehensive income (loss):
     Net income                                            --        3,586,875
     Other comprehensive income (loss):
       Foreign currency translation adjustment       (249,777)        (249,777)
       Unrealized gain (loss) on investments          106,171          106,171
       Fair value adjustment on interest rate
         swap agreement                                62,366           62,366
                                                                  ------------
     Other comprehensive income (loss)                                 (81,240)
                                                                  ------------
   Comprehensive income                                              3,505,635
                                                 ------------     ------------

BALANCE, DECEMBER 31, 2003                       $   (508,993)    $ 13,275,274
                                                 ------------     ------------

        The accompanying notes are an integral part of these statements.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Year ended December 31,                                    2003           2002
                                                           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $ 3,586,875    $ 2,447,817
  Minority interest in net loss of subsidiary              (110,500)      (106,826)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                         1,891,891      1,819,866
    (Gain) loss on disposal of fixed assets                 (24,651)         7,809
    Deferred income tax benefit                             (35,432)       (88,390)
    Changes in assets and liabilities:
      Trade receivables                                    (659,816)     3,225,265
      Costs and estimated earnings in excess of
        billings on work in process                         526,664       (452,108)
      Prepaid expenses and other current assets              26,284        247,941
      Other assets                                           11,776        (58,747)
      Accounts payable                                      248,101       (208,615)
      Accrued liabilities                                   427,217         (7,628)
      Billings in excess of costs and estimated
        earnings on work in process                         846,979     (1,212,202)
      Income taxes payable                                 (176,496)       (41,062)
                                                        -----------    -----------

  Net cash provided by operating activities               6,558,892      5,573,120
                                                        -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                     (621,639)    (1,044,329)
  Proceeds from the sale of fixed assets                    171,328         50,463
  Cash paid for acquisition                                      --     (3,974,841)
                                                        -----------    -----------

  Net cash used in investing activities                    (450,311)    (4,968,707)
                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                         (2,898,845)      (796,462)
  Proceeds from bank loan                                        --      4,000,000
  Redemption of B&MR preferred shares (Note C)                   --       (775,156)
  Redemption of common stock                                     --        (38,604)
  Payments received on notes receivable-stockholders             --         35,027
  Payments on notes payable                              (1,436,195)    (1,329,515)
                                                        -----------    -----------

  Net cash (used in) provided by financing activities    (4,335,040)     1,095,290
                                                        -----------    -----------

EFFECT OF EXCHANGE RATES ON CASH                           (243,763)      (257,648)
                                                        -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                 1,529,778      1,442,055

CASH AND CASH EQUIVALENTS, beginning of year              7,915,120      6,473,065
                                                        -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                  $ 9,444,898    $ 7,915,120
                                                        -----------    -----------

        The accompanying notes are an integral part of these statements.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

NOTE A--ORGANIZATION

      Wirthlin Worldwide, Inc. (the Company), is a California corporation formed in 1969 primarily to engage in the business of survey research, analysis, and communication strategy consulting.

      The Company conducts international operations through its wholly owned U.S. limited liability companies, which have branches or subsidiary local companies in the United Kingdom, Belgium, Shanghai, and Hong Kong.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. The Company records minority interest in earnings, as a result of the Business and Market Research Limited acquisition (see Note C), to the extent of earnings allocable to minority interests, and minority interest in losses to the extent minority interest capital exists. All significant intercompany transactions and balances have been eliminated.

      REVENUE RECOGNITION

      The Company's revenues are generated under short-term, fixed-price contracts with customers. Revenue is recognized under the percentage-of-completion method, using the cost-to-cost approach. Under this method, contract revenues are recognized based on the relationship of incurred contract costs to estimated total contract costs. Anticipated losses are recognized as they become known. Costs and estimated earnings in excess of billings on work in process represent revenue recognized for work done prior to year-end that was not billed at that time. Billings in excess of costs and estimated earnings on work in process represent amounts billed to customers in excess of the revenue recognized to date.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents are generally composed of demand deposits and short-term investments with an original maturity of three months or less. As of December 31, 2003 and 2002, $1,483,979 and $2,711,149 respectively, was held in foreign financial institutions.

      ALLOWANCE FOR TRADE ACCOUNTS RECEIVABLE

      The allowance for doubtful accounts is determined based on management's best estimate of potentially uncollectible trade receivables.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

      DEPRECIATION AND AMORTIZATION

      Depreciation and amortization expense is calculated using straight-line and accelerated methods for financial reporting purposes over the following useful lives:

        Building                  20 years
        Furniture and equipment   Three to 10 years
        Leasehold improvements    The shorter of the useful life or the lease
                                    term

      Repair and maintenance costs are charged to expense when incurred. Renewals and betterments that significantly increase the useful life of the related asset are capitalized. Gains and losses on the disposition of property and equipment are reflected in net income.

      GOODWILL

      Goodwill is recorded from the acquisitions of all of the outstanding shares of Business and Market Research (B&MR) in February 2002, and all of the outstanding shares of The Answer Group, Inc. (TAG), in May 2000. Effective January 1, 2002, in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, the Company discontinued amortization of its goodwill. Per the guidelines of SFAS No. 142, impairment testing was completed during 2003 and 2002 with no resulting impairment of goodwill found.

      Unamortized goodwill consists of the following:

                  2003                 2002
                  ----                 ----
B&MR           $2,516,163           $2,516,163
TAG               760,968              760,968
               ----------           ----------
               $3,277,131           $3,277,131
               ----------           ----------

      DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

      The Company accounts for a cash flow hedge in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires the Company to recognize instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge, or a hedge of a net investment in a foreign operation.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

      DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--CONTINUED

      For a derivative instrument that is designated and qualifies as a cash flow hedge (i.e., hedging the exposure to variability on expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.

      LIFE INSURANCE

      The Company is the beneficiary under life insurance policies on the principal stockholder and his spouse. Total benefits payable under these policies are approximately $265,000. Included in other assets are the cash surrender values, net of policy loans, of $94,596 and $84,950 at December 31, 2003 and 2002, respectively.

      TRANSLATION OF FOREIGN FINANCIAL STATEMENTS

      Assets and liabilities of foreign operations, where the functional currency is the local currency, are translated into U.S. dollars at the year-end rate of exchange. Income and expenses are translated at the average rates of exchange prevailing during the year. Gains or losses from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in other income.

      COMPREHENSIVE INCOME

      Components of other comprehensive income include unrealized gains and losses from foreign currency translation and equity investments. Comprehensive income is shown on the consolidated statement of stockholders' equity.

      INDIRECT COSTS

      Indirect costs include overhead and general and administrative expenses not associated with a particular project.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts, percentage of completion of projects, depreciation and amortization, taxes, and contingencies. Actual results could differ from those estimates. Management continually monitors accounts receivable and assesses the reserve for doubtful accounts.

      RECLASSIFICATION

      Certain amounts in the prior year's financial statements have been reclassified to conform to the 2003 presentation.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE C--B&MR ACQUISITION

      In February 2002, the Company's wholly owned subsidiary, Wirthlin Europe Limited (WE), purchased all of the outstanding shares of Business and Market Research Limited (B&MR) registered in England, in two transactions. The results of B&MR's operations have been included in the consolidated financial statements since that date. B&MR, based in Manchester, England, provides market research and analysis services. The acquisition increases the Company's market share in Europe and contributes expertise in marketing to European customers.

      On February 7, 2002, WE purchased 86 percent of the outstanding shares of B&MR. The consideration for this purchase, converted into U.S. dollars on the date of purchase, was approximately $4,536,000, of which approximately $3,975,000 was paid in cash, and four notes payable were issued to certain shareholders totaling approximately $561,000. Immediately following the acquisition, B&MR borrowed approximately $775,000 from WE in order to redeem their outstanding preferred shares.

      On February 8, 2002, the remaining outstanding shares of B&MR were purchased for consideration of approximately $717,000, given in the form of approximately 8.55 percent of WE outstanding stock, in exchange for 74,839 shares of B&MR under the Share Exchange and Option Agreement, entered into with the sellers of B&MR (the Sellers). Under this agreement, WE has certain call options and the Sellers have certain put options with respect to the WE shares upon occurrence of certain events or within a certain time period.

      The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed at the date of acquisition:

Accounts receivable                       $ 1,565,000
Other current assets                          350,000
Property, plant and equipment                 988,000
Customer list                               1,122,000
Covenant not to compete                     1,959,000
Goodwill                                    2,516,000
                                          -----------

Total assets acquired                       8,500,000

Current liabilities                         3,247,000
                                          -----------

Net assets acquired                       $ 5,253,000
                                          -----------

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE D--INVESTMENTS

      Investments consist of marketable securities and are classified as available for sale. These securities are valued at fair value with an offsetting increase or decrease in equity for unrealized holding gains and losses. There were no realized gains or losses in 2003 and 2002. The Company reinvests dividends earned.

      As of December 31, 2003, the Company had the following short-term investment available for sale:

                                                   UNREALIZED
                                                     HOLDING        FAIR
INVESTMENT                             COST           LOSS          VALUE
----------                             ----           ----          -----
Dean Witter Core Equity Trust       $ 595,193     $  (84,061)    $  511,132

      As of December 31, 2002, the Company had the following short-term investment available for sale:

                                                   UNREALIZED
                                                     HOLDING        FAIR
INVESTMENT                             COST           LOSS          VALUE
----------                             ----           ----          -----
Dean Witter Core Equity Trust       $ 595,193     $  (190,232)   $  404,961

NOTE E -- INTANGIBLE ASSETS

      Intangible assets consisted of the following:

                                        2003               2002
                                        ----               ----
Non-compete agreements              $   2,159,186     $   2,159,186
Customer list                           1,121,563         1,121,563
                                    -------------     -------------

                                        3,280,749         3,280,749
Less: accumulated amortization         (2,450,801)       (1,206,882)
                                    -------------     -------------

                                    $     829,948     $   2,073,867
                                    -------------     -------------

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE E--INTANGIBLE ASSETS--CONTINUED

      The Company recorded as an intangible asset covenants not to compete in connection with the B&MR and TAG acquisitions. The non-compete agreement from the TAG acquisition was entered into by the seller, whereby the seller agreed not to directly or indirectly compete with the Company in certain business lines for a period of five years from the closing date. The value assigned to the non-compete agreement of $200,000 is being amortized over five years. The net book value of the balance was $56,667 and $96,675 as of December 31, 2003 and 2002, respectively. The non-compete agreements entered into in connection with the B&MR transaction called certain individuals not to directly or indirectly compete with the Company for a period of two years from the closing date. The value assigned to the non-compete agreements was $1,959,186, and is being amortized over two years. The net book value was $81,633 and $1,061,226 as of December 31, 2003 and 2002, respectively.

      Also in connection with the B&MR acquisition, the Company acquired a customer list that is amortized over five years, the estimated life of the list. The net book value of the customer list was $691,648 and $915,966 as of December 31, 2003 and 2002, respectively.

      The aggregate amortization expense for the years ending December 31, 2003 and 2002 was $1,243,919 and $1,143,553, respectively. The estimated amortization expense for the remaining four years is as follows:

Year ending December 31,
           2004               $   346,000
           2005                   241,000
           2006                   224,000
           2007                    19,000

NOTE F -- NOTES PAYABLE

      Notes payable consist of the following at December 31:

                                                                   2003          2002
                                                                   ----          ----
In connection with the acquisition of B&MR in February 2002, the Company entered into a $4 million term loan with
SunTrust Bank. Borrowings on the term loan bear interest at
a per annum rate equal to LIBOR plus 1.65%. Principal and
interest payments of $66,667 are due monthly through
February 2007. The term loan is subject to certain
restrictive covenants and the Company is in compliance with
such covenants as of December 31, 2003. The term loan is
secured by a substantial majority of the assets of the
Company.                                                       $ 2,533,333    $ 3,333,333

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE F--NOTES PAYABLE--CONTINUED

                                                                   2003           2002
                                                                   ----           ----
Also, in connection with the acquisition of B&MR, the
Company and the sellers entered into four promissory notes.
Two of the notes, totaling $315,746, were paid in full in
April 2003. For the remaining two notes, half of the balance was due in April 2003 and the remaining balance was due in
April 2004. These notes bear interest at 5.5%.                 $   177,392    $   635,524

Term note of $650,000, which bears interest at 7 percent per
year and was paid in full in May 2003.                                  --        150,000
                                                               -----------    -----------

                                                                 2,710,725      4,118,857
       Less: current portion                                      (977,392)    (1,425,636)
                                                               -----------    -----------

                                                               $ 1,733,333    $ 2,693,221
                                                               -----------    -----------

      Aggregate maturities of the above loans are as follows:

 Year ending December 31,
           2004                                 $    977,392
           2005                                      800,000
           2006                                      800,000
           2007                                      133,333
                                                ------------
                                                $  2,710,725
                                                ------------

      The Company also entered into a revolving line-of-credit with SunTrust Bank in connection with the acquisition of B&MR. The line-of-credit bears interest at the London Interbank Offered Rate (LIBOR) plus 1.5 percent and is due August 2004. There were no borrowings on the line-of-credit as of December 31, 2003 or 2002.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE F--NOTES PAYABLE--CONTINUED

      INTEREST-RATE SWAP

      In 2002, the Company entered into an interest-rate swap agreement, designated a cash flow hedge, as a hedge of the variable interest rate associated with its term loan. The interest-rate swap agreement expires February 1, 2007. The notional balance is reduced generally in accordance with reductions in the balance of the hedged liability. As of December 31, 2003 and 2002, respectively, the notional balance was $2,533,333 and $3,333,333.

      The interest-rate swap was highly effective in achieving offsetting cash flows attributable to the fluctuations in the cash flows of the hedge risk, and no amount has been required to be reclassified from accumulated other comprehensive loss into earnings for hedge ineffectiveness during the years ended December 31, 2003 and 2002. None of the existing loss is expected to be reclassified into earnings during the next 12 months.

      The fair value of the interest rate swap liability was $99,590 and $161,956 as of December 31, 2003 and 2002, respectively. This liability is included in accrued liabilities on the accompanying balance sheet.

NOTE G--COMMITMENTS

      OPERATING LEASES

      The Company has operating lease agreements for office space, including certain leases with related parties (see Note I) expiring through May 2010. Certain of the lease agreements contain rent escalation clauses based on increases in the Consumer Price Index or the landlords' operating costs. Rent expense under these agreements was $2,012,224 and $1,723,438 in 2003 and 2002, respectively. Future minimum commitments under non-cancelable operating leases in effect as of December 31, 2003, are as follows:

Year ending December 31,
         2004                                   $  1,737,559
         2005                                      1,648,582
         2006                                      1,284,325
         2007                                      1,010,985
         2008                                        867,975
         Thereafter                                1,317,088
                                                ------------

         Total                                  $  7,866,514
                                                ------------

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE G--COMMITMENTS--CONTINUED

      OTHER COMMITMENTS

      The Company has a restricted stock agreement with a former senior executive who left the Company on June 30, 2002. Based on certain vesting schedules in the agreement, the executive held 52,725 vested shares upon resignation. The agreement contains provisions whereby, two years after his departure, he can put the shares to the Company at an amount equal to the lower of the market value at June 30, 2002, or the date of repurchase. The Company may elect to use the latest annual valuation performed for the Company's stock to determine the market value as described in the agreement.

      Subsequent to year-end, on April 29, 2004, the Company repurchased the 52,725 shares from the former senior executive for approximately $3,171,000, of which approximately $529,000 was paid in cash and approximately $2,642,000 was paid with a note. The note is due in annual installments of $529,000 and accrues interest annually at the lower of prime or 12 percent. This repurchase will be recorded in the 2004 financial statements as a reduction of stockholders' equity.

      LITIGATION

      The Company is involved in a claim incidental to its business. The Company is contesting this matter, and in the opinion of management, the ultimate resolution of the legal proceedings will not have a material adverse effect on the financial position or the future operating results of the Company.

      EMPLOYEE AGREEMENTS

      The Company has employment agreements with several key employees calling for a term of one year, which, in the absence of notice by either party, automatically renew for successive one-year terms.

NOTE H--STOCKHOLDERS' EQUITY

      STOCKHOLDERS' AGREEMENT

      In August 2003, the Company entered into agreements to sell common stock to two of the Company's executives in exchange for promissory notes. The principal amounts of the notes are due in June 2012; interest at 2.67 percent of the outstanding principal balance is due and payable monthly. The notes are secured by a security interest in the common stock. The agreements contain share eligibility and vesting requirements, and disallow the sale by the executives of any unvested shares. As of December 31, 2003, the amount outstanding on these notes was $3,047,740.

      From 1991 to 1997, the Company sold common stock to employees for both cash and promissory notes. The notes are due through April 2004 with interest payable monthly. The notes call for prepayments of principal in the event of dividend, cash distribution, or sale of stock. Upon termination of employment, the balance is due in full. All stock holdings are pledged as collateral on the notes. As of December 31, 2003 and 2002, the total amount outstanding on the notes was $55,444.

      In June 2002, the Company reacquired 5,738 shares from an officer and stockholder of the Company. The unpaid note receivable due from the stockholder was cancelled in exchange for the shares.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE I--RELATED-PARTY TRANSACTIONS

      The Company's principal stockholder was the principal owner of an entity that owned a building (the McLean Building) in which the Company rented office space through May 2002. The Company paid approximately $88,000 under this lease in 2002. The Company's principal stockholder is the principal owner of an entity that owns the building for which the Company signed a lease for office space in April 2002. The Company paid $481,274 and $366,000 under this lease in 2003 and 2002, respectively. The Company is a limited guarantor for this entity's obligations arising in certain events and circumstances pursuant to a promissory note dated April 23, 2002, which had an original value of $6,600,000. The note is secured by the deed of trust for the building. If such circumstances were to occur, the Company's obligation and indemnity would be limited to specific amounts specified in the loan agreement.

      The Company also leases space from a partnership in which the Company's principal stockholder and another officer of the Company are partners. Total payments under this lease for the years ended December 31, 2003 and 2002, were $159,493 and $144,400, respectively.

      The Company paid fees and expenses totaling $145,565 and $1,229,000 in 2003 and 2002, respectively, to a law firm in which the son of the Company's majority stockholder is a partner.

      On January 1, 1999, the Company entered into an agreement with one of the former partners of Wirthlin-Reynolds, L.P. Under this agreement, an employee of the former partner will provide consulting services to the Company over a five-year period. The agreement also contains a covenant not to compete, which stipulates that the former partner and its employee may not contact current or prospective clients as defined in the agreement for a five-year period. In exchange for the consulting services and the covenant not to compete, the Company agreed to pay the former partner $1,000,000 over a five-year period plus a daily rate for consulting services rendered. The Company is expensing the $1,000,000 over the term of the agreement.

NOTE J--EMPLOYEE COMPENSATION AND BENEFITS

      TAX-DEFERRED SAVINGS PLAN

      The Company has a tax-deferred savings plan (the Savings Plan) for the benefit of its employees that qualifies under Section 401(k) of the Internal Revenue Code (IRC). Under the Savings Plan, the Company matches 50 percent of the first 10 percent of voluntary employee contributions to an individual's account. Voluntary contributions are limited to 60 percent of salary or the maximum contribution allowed by the IRC, whichever is less. Matching contributions were $391,922 and $352,179 for 2003 and 2002, respectively. The Savings Plan also allows the Company to make additional discretionary contributions on an annual basis; however, no discretionary contributions were made in 2003 or 2002.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE J--EMPLOYEE COMPENSATION AND BENEFITS--CONTINUED

      BONUS PROGRAM

      The Company has an incentive compensation plan in which employees receive cash and the potential to receive additional cash bonuses through phantom stock appreciation rights based on individual performance and company profitability. The stock appreciation rights vest over a five-year period, which begins to vest on the first December 31 following the date of grant. All awards will be payable in cash. In 2003 and 2002, respectively, the Company recorded $42,262 and $80,090 in expense in the accompanying consolidated statement of operations related to the value of the phantom stock appreciation rights earned by employers.

      HEALTH PLANS

      The Company maintains a partially self-funded health insurance plan for the majority of its U.S. employees and expatriates that covers 100 percent of eligible claims incurred in excess of the applicable deductibles and co-insurance. The Company is responsible for payment of claims up to individual stop-loss and aggregate stop-loss amounts based on the terms and limits set forth in the plan, after which the stop-loss insurance is responsible. Self-insured amounts, individual and group limitations are adjusted annually by the insurance carrier on the basis of the Company's claim experience. The Company also maintained a fully insured health plan for the employees in its Cincinnati office through June 30, 2003. After June 30, the Cincinnati employees had the option to enroll in the partially self-funded plan described above. The total health plan costs recognized for the years ending December 31, 2003 and 2002 were $468,878 and $546,027, respectively.

NOTE K--INCOME TAXES

      The Company has elected to be treated as an S Corporation for federal income tax purposes. As a result, no provision is made for federal income taxes, as the individual stockholders are liable for federal and certain state income taxes on the Company's income. Some of the states in which the Company operates do not recognize S Corporation status. As a result, state tax provisions have been included in the accompanying statements of operations for 2003 and 2002. The Company operates in countries that assess company-level taxes on income in those tax jurisdictions.

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE K--INCOME TAXES--CONTINUED

      The components of the provision for state and international income taxes are as follows:

                                                    2003           2002
                                                    ----           ----
  State                                          $  158,453     $  150,379
  International                                     (68,626)       152,512
  Deferred benefit                                  (35,432)       (88,390)
                                                 ----------     ----------

Total state and international tax provision      $   54,395     $  214,501
                                                 ----------     ----------

      Deferred taxes result primarily from the use of the cash method of accounting for income tax reporting purposes.

NOTE L--SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

      The Company paid the following amounts for interest and income taxes:

Year ending December 31,                            2003           2002
                                                    ----           ----
Interest                                         $  239,110     $  231,473
State income tax and international taxes, net       190,137        302,710
                                                 ----------     ----------

                                                 $  429,247     $  534,183
                                                 ----------     ----------

      The Company had the following non-cash transactions:

Year ending December 31,                                           2003            2002
                                                                   ----            ----
Notes payable issued to purchase B&MR                           $       --      $  561,000
Stock issued to purchase B&MR                                           --         717,000
Stock repurchased in exchange for note receivable
   from stockholder                                                     --         320,996
Stock issued in exchange for notes receivable from
   stockholder                                                   3,047,740              --
Unrealized (gain) loss in fair market value of interest
   rate swap                                                       (62,366)        161,956

WIRTHLIN WORLDWIDE, INC., AND SUBSIDIARIES

December 31, 2003 and 2002

NOTE M--SUBSEQUENT EVENTS

      DIVIDENDS

      Subsequent to year-end, the Company distributed 4th-quarter 2003 dividends to shareholders totaling $763,000.

      STOCK OPTIONS

      In March 2004, the Company issued 14,029 stock options under various stock option agreements with certain employees. The options vest over a period of 5 years beginning January 1, 2003 and have an exercise price of $66.70 per share. The exercise price of such options is based upon an estimated fair market value as determined by the Company's valuation advisors. As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, the Company follows the intrinsic value method to account for options issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations; as such, no compensation expense was recorded upon granting of such options. All options will expire in 2013.

      MERGER WITH HARRIS INTERACTIVE, INC.

      Effective September 8, 2004, the Company was acquired by Harris Interactive Inc. ("Harris") through a merger of the Company with and into a wholly-owned subsidiary of the Harris. Following the merger, Harris owns all of the issued and outstanding capital stock of the Company. The aggregate purchase price paid to the Company's stockholders as consideration for the merger was $41,325,660. The consideration consisted of $19,931,330 in cash with the remainder of the purchase price being satisfied through the issuance of 3,524,990 shares of Harris common stock to the Company's stockholders.

      Also as a result of the merger, Harris became obligated under the Company's obligations to SunTrust Bank (the "Bank"), including revolving line of credit and term loan disclosed in Note F. Additionally, as a result of the merger, Harris became obligated under the Company's obligation to a former shareholder of the Company in the initial principal amount of $2,642,760.